Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (No. 333-283579) on Form S-3 and in the Registration Statements (Nos. 333-275788, 333-275789 and 333-275790) on Form S-8 of Hut 8 Corp. (formerly known as U.S. Data Mining Group, Inc.) of our report dated August 24, 2023, relating to the consolidated financial statements of Hut 8 Corp., appearing in this Annual Report on Form 10-K of Hut 8 Corp. for the year ended December 31, 2024.

/s/ RSM US LLP

Boston, Massachusetts

March 3, 2025